UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 19, 2006

NEW RIVER PHARMACEUTICALS INC.
(Exact name of Registrant as specified in charter)

Virginia	000-50851	54-1816479
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1881 Grove Avenue, Radford, Virginia	24141
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(540) 633-7978

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

2005 Bonuses for Executive Officers

On January 19, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of New River Pharmaceuticals Inc. (the “Company”), taking into consideration the Company’s achievements for 2005, including the overall performance of the Company and its common stock for the fiscal year, approved the following bonus payments for the following executive officers of the Company for 2005:

Name	Bonus
Randal J. Kirk,
Chairman, Chief Executive Officer and President	$900,000

Krish S. Krishnan,
Chief Operating Officer, Chief Financial Officer and Secretary	$675,000

Suma M. Krishnan,
Vice President, Product Development	$540,000

SAR Grants to Executive Officers

On January 19, 2006, the Committee also granted stock appreciation rights (“SARs”) to certain of the Company’s executive officers as follows:

Name	Number of SARs
Randal J. Kirk,
Chairman, Chief Executive Officer and President	319,500

Krish S. Krishnan,
Chief Operating Officer, Chief Financial Officer and Secretary	191,700

Suma M. Krishnan,
Vice President, Product Development	127,800

These SARs vest with respect to one-third of the covered shares on each of the first, second and third anniversaries of the date of grant, provided the applicable executive officer has been continuously employed by the Company from the date of grant through each such anniversary. The SARs granted to Mr. Kirk are payable in cash while the SARs granted to Mr. Krishnan and Ms. Krishnan are payable 50% in restricted stock and 50% in cash. The exercise price for these SARs is $32.71, the closing price of the Company’s common stock on the date of grant. A condition to the exercise of any of the SARs payable in cash is the Company’s satisfaction of the following formula:

(i) the Company’s quick ratio equals or exceeds 1.25 and (ii) the combined balance of the Company’s cash and short-term investments equals or exceeds the Company’s trailing 15-month net operating cash requirements (such formula to be determined as of the most recent fiscal annual or quarterly reporting period, but determined as if the SARs had already been paid).

With respect to the SARs payable in restricted stock, shares of restricted stock paid upon exercise of the SARs shall become vested and nonforfeitable on the second anniversary of the date of exercise of the SARs pursuant to which the shares of restricted common stock are paid, provided the applicable executive officer has been continuously employed by the Company from the date of payment of the restricted common stock through such second anniversary. All of the SARs have a ten-year term. All of the SARs become vested and nonforfeitable upon a change in control of the Company.

In connection with these new SAR grants, the Committee also amended certain terms of the SARs awarded in March 2005 in order to comply with the new deferred compensation rules, including the inclusion of the formula set forth above.

Option Grants to Non-Employee Directors

The Committee also approved the grant of options to purchase 20,000 shares of the Company’s common stock to each of the Company’s non-employee directors. The options have an exercise price of $32.71 per share, the closing price of the Company’s common stock on January 19, 2006, the date of the grant. These options will vest on the one year anniversary of the date of the grant and expire on January 18, 2016.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statement and Exhibits.

(c)	Exhibits.

10.1
Form of Stock Option Agreement for Non-Employee Directors (previously filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-121102) and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2006
NEW RIVER PHARMACEUTICALS INC.

	By:	/s/Randal J. Kirk
Randal J. Kirk
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1
Form of Stock Option Agreement for Non-Employee Directors (previously filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-121102) and incorporated herein by reference).